Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Incentive Award Plan of Transcept Pharmaceuticals, Inc. of our report dated March 26, 2009, with respect to the financial statements of Novacea, Inc. included in the Transcept Pharmaceuticals, Inc. Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Palo Alto, California

January 20, 2010